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                                                                                                                 EXHIBIT 11

                                                            EXHIBIT 11

                                          STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                    Six Months
                                                      Ended                         Years Ended December 31,
                                                     June 30,        ------------------------------------------------------
NBC CAPITAL CORPORATION:                              1998                1997                1996                1995
                                                ----------------     ---------------     ---------------    ---------------
Basic
-----

Net income (in thousands)                       $          4,882     $         8,751     $         8,185    $         7,808
                                                ================     ===============     ===============    ===============

Average shares outstanding                             4,800,000           4,800,000           4,800,000          4,800,000
                                                ================     ===============     ===============    ===============

Net income per share                            $           1.02     $          1.82     $          1.71    $          1.63
                                                ================     ===============     ===============    ===============

Diluted
-------

Net income (in thousands)                       $          4,882     $         8,751     $         8,185    $         7,808
                                                ================     ===============     ===============    ===============

Average shares outstanding                             4,800,000           4,800,000           4,800,000          4,800,000

Net effect of dilutive stock
   arrangements                                            -                   -                   -                  -
                                                ----------------     ---------------     ---------------    ---------------

Total                                                  4,800,000           4,800,000           4,800,000          4,800,000
                                                ================     ===============     ===============    ===============

Net income per share                            $           1.02     $          1.82     $          1.71    $          1.63
                                                ================     ===============     ===============    ===============


FIRST NATIONAL CORPORATION OF
    WEST POINT:

Basic
-----

Net income (in thousands)                       $            431     $         1,167     $         1,235    $           967
                                                ================     ===============     ===============    ===============

Average shares outstanding                               110,781             110,781             114,052            114,052
                                                ================     ===============     ===============    ===============

Net income per share                            $           3.89     $         10.53     $         10.83    $          8.48
                                                ================     ===============     ===============    ===============

Diluted
-------

Net income (in thousands)                       $            431     $         1,167     $         1,235    $           967
                                                ================     ===============     ===============    ===============

Average shares outstanding                               110,781             110,781             114,052            114,052

Net effect of dilutive stock
    arrangements                                           -                   -                   -                  -
                                                ----------------     ---------------     ---------------    ---------------

Total                                                    110,781             110,781             114,052            114,052
                                                ================     ===============     ===============    ===============

Net income per share                            $           3.89     $         10.53     $         10.83    $          8.48
                                                ================     ===============     ===============    ===============
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